GAIN Capital Reports Third Quarter and Nine Months 2016 Results

Third Quarter	Nine Months
Net revenue of $72.2 million	Net revenue of $296.1 million
Net loss of 4.7 million	Net income of $14.5 million
Adjusted EBITDA[1] of $3.3 million	Adjusted EBITDA[1] of $62.7 million
Loss per diluted share of $0.11	Earnings per diluted share of $0.25
Adjusted loss per diluted share[1] of $0.12	Adjusted earnings per diluted share[1] of $0.49

BEDMINSTER, N.J., November 3, 2016 /PRNewswire/ -- GAIN Capital Holdings, Inc. ("GAIN") (NYSE: GCAP), a leading global provider of online trading services, announced financial results for the third quarter and nine months of 2016.

Net loss for the quarter was $4.7 million, down from a $1.0 million profit in the third quarter of 2015, and adjusted EBITDA was $3.3 million, down from $30.1 million in the third quarter of 2015. GAIN’s financial highlights for the three and nine months ended September 30 are included in the chart below.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015(2)	2016	2015(2)
Net Revenue	$72.2	$128.1	$296.1	$332.6
Operating Expenses	(68.9)	(98.0)	(233.4)	(269.2)
Galvan Earnout Adjustment	—	—	—	(4.3)
Adjusted EBITDA(1)	$3.3	$30.1	$62.7	$59.1

Net Income/(Loss)	$(4.7)	$1.0	$14.5	$(0.7)
Adjusted Net Income/(Loss)(1)	$(5.8)	$15.3	$24.1	$25.3

Diluted GAAP EPS	$(0.11)	$0.05	$0.25	$(0.01)
Adjusted EPS(1)	$(0.12)	$0.31	$0.49	$0.54
_____________________________________
Note: Dollars in millions, except where noted otherwise. Columns may not add due to rounding.
1See below for reconciliation of non-GAAP financial measures.
2As restated. See the Company’s Form 10-Q/A filed on May 3, 2016 for additional information.

“The challenging market conditions of the third quarter resulted in lower than expected average daily volumes and revenue capture," commented Glenn Stevens, CEO of GAIN Capital. "However, the volatility outlook is improving as a result of several market drivers including Brexit, global interest rate uncertainty and the U.S. elections,” continued Mr. Stevens. "In addition, we are executing on several key initiatives that we believe will enhance our customer experience which will lead to increased customer engagement and drive long-term value for both clients and shareholders," concluded Mr. Stevens.

Retail Segment
In the third quarter of 2016, GAIN’s retail segment generated net revenue of $52.7 million and segment profit of $6.5 million, reflecting a margin of 12%.

For the trailing twelve months ended September 30, 2016, the retail segment generated net revenue of $321.7 million and segment profit of $99.4 million, reflecting a margin of 31%.

Institutional Segment
In the third quarter of 2016, GAIN’s institutional segment generated net revenue of $6.9 million and segment profit of $1.0 million, reflecting a margin of 16%.

For the trailing twelve months ended September 30, 2016, the institutional segment generated net revenue of $28.9 million and segment profit of $6.0 million, reflecting a margin of 21%.

Futures Segment
In the third quarter of 2016, GAIN’s futures segment generated net revenue of $12.5 million and segment profit of $1.4 million, reflecting a margin of 11%.

For the trailing twelve months ended September 30, 2016, the futures segment generated net revenue of $48.5 million and segment profit of $4.8 million, reflecting a margin of 10%.

Dividend

GAIN’s Board of Directors declared a quarterly cash dividend of $0.06 per share of the company’s common stock, an increase of 20%. The dividend is payable on December 22, 2016 to shareholders of record as of the close of business December 12, 2016.

Share Repurchase

The company also announced that its Board of Directors has approved a share repurchase plan which authorizes the expenditure of up to $30 million for the purchase of the company's common stock. The amount and timing of specific repurchases, if any, will depend on market conditions, the trading price of GAIN Capital's common stock and other factors.

October Operating Metrics

Retail Segment Metrics

•	OTC average daily volume[1] of $9.1 billion, a decrease of 3.8% from September 2016 and 31.7% from October 2015.

•	OTC trading volume[1] of $190.9 billion, a decrease of 8.2% from September 2016 and 34.8% from October 2015.

•	Active OTC accounts[2] of 131,277, a decrease of 1.3% from September 2016 and 11.5% from October 2015.

Institutional Segment Metrics

•	ECN average daily volume[1] of $8.7 billion, an increase of 2.7% from September 2016 and 44.2% from October 2015.

•	ECN volume[1] of $182.6 billion, a decrease of 2.0% from September 2016 and an increase of 37.6% from October 2015.

•	Swap Dealer average daily volume[1] of $2.8 billion, a decrease of 9.5% from September 2016 and an increase of 32.5% from October 2015.

•	Swap Dealer volume[1] of $58.4 billion, a decrease of 13.7% from September 2016 and an increase of 26.5% from October 2015.

Futures Segment Metrics

•	Futures average daily contracts of 28,272 a decrease of 11.3% from September 2016 and 13.4% from October 2015.

•	Futures contracts of 593,706, a decrease of 11.3% from September 2016 and 13.4% from October 2015.

•	Active futures accounts[2] of 8,514, a decrease of 0.9% from September 2016 and 3.4% from October 2015.

_________________________________________
1US dollar equivalent of notional amounts traded.
2Accounts that executed a transaction during the last 12 months.

Conference Call
GAIN will host a conference call November 3, 2016 at 4.30 p.m. ET. Participants may access the live call by dialing +1.888.349.0112 (US Domestic), or +1.412.317.6001 (International). Please let the operator know you would like to join the GAIN Capital call.

A live audio webcast of the call, as well as a PDF copy of the earnings presentation, will be available on the Investor Relations section of the GAIN Capital website (http://ir.gaincapital.com).

An audio replay will be made available for one month starting approximately one hour after the call by dialing +1.877.344.7529 from the U.S. or +1.412.317.0088 from abroad, and entering the passcode 10095480#.
For more corporate information or to sign up for alerts, please visit: http://ir.gaincapital.com.

About GAIN
GAIN Capital Holdings, Inc. provides innovative trading technology and execution services to retail and institutional investors worldwide, with multiple access points to OTC markets and global exchanges across a wide range of asset classes, including foreign exchange, commodities, and global equities.  GAIN Capital is headquartered in Bedminster, New Jersey, with a global presence across North America, Europe and the Asia Pacific regions.  For further company information, visit www.gaincapital.com.

Investor Relations Contact
+1 908.731.0737
ir@gaincapital.com
Media Contact
Chris Mittendorf, Edelman for GAIN Capital
+1 212.704.8134
pr@gaincapital.com

Condensed Consolidated Statements of Operations
In millions except share data
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015(1)	2016	2015(1)
REVENUE:
Retail revenue	51.5	106.5	$234.6	265.9
Institutional revenue	6.6	8.3	20.6	26.5
Futures revenue	12.4	12.5	37.2	34.8
Other revenue	1.5	0.8	3.0	5.2
Total non-interest revenue	72.0	128.0	295.3	332.5
Interest revenue	0.4	0.3	1.1	0.9
Interest expense	0.1	0.2	0.4	0.8
Total net interest revenue	0.3	0.1	0.8	0.1
Net revenue	72.2	128.1	$296.1	332.6
EXPENSES:
Employee compensation and benefits	23.8	28.9	76.8	81.7
Selling and marketing	5.3	7.4	18.5	20.4
Referral fees	15.2	28.6	53.4	84.7
Trading expenses	6.9	9.0	23.1	24.1
General and administrative	12.8	16.8	43.9	40.3
Depreciation and amortization	3.5	2.9	10.2	7.6
Purchased intangible amortization	3.6	4.3	11.4	10.7
Communications and technology	4.8	5.6	15.7	14.2
Bad debt provision	0.2	1.8	2.0	6.4
Acquisition expenses	—	0.2	—	2.7
Restructuring expenses	0.3	—	1.1	1.9
Integration expenses	0.6	10.7	2.5	23.1
Legal settlement	(0.2)	—	9.2	—
Total expenses	76.8	116.1	267.8	317.7
Operating profit/(loss)	(4.5)	12.0	28.3	14.9
Interest on long term borrowings	2.6	2.6	7.8	6.6
Income before income tax expense/(benefit)	(7.2)	9.4	20.5	8.2
Income tax (benefit)/expense	(3.2)	7.9	4.2	7.6
Equity in net loss of affiliate	—	—	(0.1)	—
Net income/(loss)	(4.0)	1.6	$16.3	0.7
Net income attributable to non-controlling interests	0.7	0.6	1.8	1.3
NET INCOME/(LOSS) APPLICABLE TO GAIN CAPITAL HOLDINGS, INC.	(4.7)	1.0	$14.5	(0.7)
Earnings per common share:
Basic	(0.11)	0.05	$0.25	(0.01)
Diluted	(0.11)	0.05	$0.25	(0.01)
Weighted averages common shares outstanding used in computing earnings per share:
Basic	48,651,212	49,149,102	48,606,923	47,163,814
Diluted	48,651,212	49,918,707	48,883,258	47,163,814
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Note: Dollars in millions, except where noted otherwise. Columns may not add due to rounding.
1 As restated. See the Company's Form 10-Q/A filed on May 3, 2016 for additional information.

Condensed Consolidated Balance Sheet
In millions
(unaudited)

	September 30,	December 31,
	2016	2015(1)
ASSETS:
Cash and cash equivalents	$235.7	$171.9
Cash and securities held for customers	1,054.6	920.6
Receivables from brokers	52.3	121.2
Prepaid assets	10.3	7.8
Property and equipment - net of accumulated depreciation	34.8	30.4
Intangible assets, net of accumulated amortization	73.2	91.5
Goodwill	32.6	34.0
Other assets	48.8	47.2
Total assets	$1,542.4	$1,424.6
LIABILITIES AND SHAREHOLDERS' EQUITY:
Payables to customers	1,054.6	920.6
Accrued compensation & benefits	10.8	12.4
Accrued expenses and other liabilities	44.5	51.6
Income tax payable	2.3	1.1
Convertible senior notes	123.5	121.7
Total liabilities	$1,235.7	$1,107.4
Redeemable non-controlling interests	14.2	11.0
Shareholders' equity	$292.5	$306.1
Total liabilities and shareholders' equity	$1,542.4	$1,424.6
_________________________
Note: Dollars in millions, except where noted otherwise. Columns may not add due to rounding.
1 As restated. See the Company's Form 10-Q/A filed on May 3, 2016 for additional information.

(*) Reconciliation of GAAP Net Income/(Loss) to Adjusted Net Income/(Loss) and Adjusted EPS
Adjusted net income is a non-GAAP financial measure and represents our net income excluding restructuring, acquisition and integration related expenses, adjustment to fair value of contingent consideration and other non-recurring items. This non-GAAP financial measure has certain limitations, including that it does not have a standardized meaning and, therefore, our definition may be different from similar non-GAAP financial measures used by other companies and/or analysts. Thus, it may be more difficult to compare our financial performance to that of other companies. We believe our reporting of adjusted net income assists investors in evaluating our operating performance. However, because adjusted net income is not a measure of financial performance calculated in accordance with GAAP, such measure should be considered in addition to, but not as a substitute for, other measures of our financial performance reported in accordance with GAAP, such as net income.

Net Income/(Loss) to Adjusted Net Income/(Loss) and Adjusted EPS
In millions, except per share data
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015(1)	2016	2015(1)
Net income/(loss) applicable to Gain Capital Holdings Inc.	$(4.7)	$1.0	$14.5	$(0.7)
Income tax	(3.2)	7.9	4.2	7.6
Equity in net loss of affiliate	—	—	0.1	—
Non-controlling interest	0.7	0.6	1.8	1.3
Pre-tax income/(loss)	$(7.2)	$9.4	$20.5	$8.2
Adjustments	0.7	10.9	12.8	25.9
Adjusted Pre-tax income/(loss)	$(6.5)	$20.4	$33.3	$34.1
Adjusted income tax	1.4	(4.5)	(7.3)	(7.5)
Equity in net loss of affiliate	—	—	(0.1)	—
Non-controlling interest	(0.7)	(0.6)	(1.8)	(1.3)
Adjusted net income/(loss)	$(5.8)	$15.3	$24.1	$25.3

Adjusted earnings/(loss) per common share
Basic	$(0.12)	$0.31	$0.50	$0.54
Diluted	$(0.12)	$0.31	$0.49	$0.54
Weighted average common shares outstanding used in computing earnings per common share
Basic	48,651,212	49,149,102	48,606,923	47,163,814
Diluted	48,651,212	49,918,707	48,883,258	47,163,814

_____________________________
Note: Dollars in millions, except where noted otherwise. Columns may not add due to rounding.
1 As restated. See the Company's Form 10-Q/A filed on May 3, 2016 for additional information.

Reconciliation of GAAP Net Income/(Loss) to Adjusted EBITDA and Adjusted EBITDA Margin
Adjusted EBITDA is a non-GAAP financial measure that represents our earnings before interest, taxes, depreciation and amortization, purchased intangible amortization, restructuring, acquisition and integration-related expenses, legal settlement, non-controlling interest, adjustment to fair value of contingent consideration and bad debt expense related to the SNB event in January of 2015. This non-GAAP financial measure has certain limitations, including that it does not have a standardized meaning and, therefore, our definition may be different from similar non-GAAP financial measures used by other companies and/or analysts. Thus, it may be more difficult to compare our financial performance to that of other companies. We believe our reporting of adjusted EBITDA assists investors in evaluating our operating performance. However, because adjusted EBITDA is not a measure of financial performance calculated in accordance with GAAP, such measure should be considered in addition to, but not as a substitute for, other measures of our financial performance reported in accordance with GAAP, such as net income.

Reconciliation of GAAP Net Income/(Loss) to Adjusted EBITDA and Adjusted EBITDA Margin
In millions
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015(1)	2016	2015(1)
Net revenue	$72.2	$128.1	$296.1	$332.6
Net income/(loss) applicable to Gain Capital Holdings Inc.	(4.7)	1.0	14.5	(0.7)
Net income margin %	(7)%	1%	5%	0%

Net income/(loss)	(4.7)	1.0	14.5	(0.7)
Depreciation and amortization	3.5	2.9	10.2	7.6
Purchased intangible amortization	3.6	4.3	11.4	10.7
Interest expense	2.6	2.6	7.8	6.6
Income tax expense	(3.2)	7.9	4.2	7.6
Acquisition expenses	—	0.2	—	2.7
Restructuring expenses	0.3	—	1.1	1.9
Integration costs	0.6	10.7	2.5	23.1
Legal settlement	(0.2)	—	9.2	—
Bad debt related to SNB event in January of 2015	—	—	—	2.5
Acquisition contingent consideration adjustment	—	—	—	(4.3)
Equity in net loss of affiliate	—	—	0.1	—
Net income attributable to non-controlling interest	0.7	0.6	1.8	1.3
Adjusted EBITDA	$3.3	$30.1	$62.7	$59.1
Adjusted EBITDA Margin(2)	5%	24%	21%	18%
_________________________
Note: Dollars in millions, except where noted otherwise. Columns may not add due to rounding.
1 As restated. See the Company's Form 10-Q/A filed on May 3, 2016 for additional information.
2 Adjusted EBITDA margin is calculated as adjusted EBITDA divided by net revenue.

Segment Information:
ASC 280, Disclosures about Segments of an Enterprise and Related Information, establishes standards for reporting information about operating segments. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision-maker, or decision making group, in deciding how to allocate resources and in assessing performance. Reportable segments are defined as an operating segment that either (a) exceeds 10% of revenue, or (b) reported profit or loss in absolute amount exceeds 10% of profit of all operating segments that did not report a loss or (c) exceeds 10% of the combined assets of all operating segments. The Company’s operations relate to global trading services and solutions. Based on the Company’s management strategies, and common production, marketing, development and client coverage teams, the Company has concluded that it operates in three operating segments: Retail Segment, Institutional Segment and Futures Segment.

Retail

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015(1)	2016	2015(1)
Trading Revenue	$51.5	$106.6	$234.3	$265.8
Other Retail Revenue	1.2	1.1	4.5	2.8
Total Revenue	52.7	107.7	238.8	268.6

Employee Comp & Ben	14.4	18.4	48.0	51.0
Marketing	5.0	7.2	17.8	19.6
Referral Fees	11.2	24.0	41.5	72.6
Other Operating Expense	15.6	24.4	57.2	56.3
Segment Profit	$6.5	$33.7	$74.3	$69.2
Segment Profit Margin %	12%	31%	31%	26%
Institutional

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015(1)	2016	2015(1)
ECN	$4.7	$5.6	$14.8	$17.8
Swap Dealer	2.2	3.2	6.7	9.9
Total Revenue	6.9	8.7	21.5	27.7

Employee Comp & Ben	3.5	3.9	10.1	12.2
Other Operating Expense	2.4	2.4	7.4	7.5
Segment Profit	$1.0	$2.4	$4.0	$8.0
Segment Profit Margin %	16%	27%	18%	29%
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Note: Dollars in millions, except where noted otherwise. Columns may not add due to rounding.
1 As restated. See the Company's Form 10-Q/A filed on May 3, 2016 for additional information.

Futures

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015(1)	2016	2015(1)
Revenue	$12.5	$12.5	$37.6	$34.9

Employee Comp & Ben	3.3	3.0	9.4	8.2
Marketing	0.2	0.2	0.7	0.7
Referral Fees	4.0	4.6	11.9	12.1
Other Operating Expense	3.7	3.6	11.5	10.6
Segment Profit	$1.4	$1.0	$4.1	$3.3
Segment Profit Margin %	11%	8%	11%	9%
Corporate and Other

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015(1)	2016	2015(1)
Revenue	$0.1	$(0.5)	$(1.8)	$(3.0)

Employee Comp & Ben	2.6	3.5	9.3	10.2
Other Operating Expense	3.0	3.0	8.6	8.1
Loss	$(5.6)	$(7.0)	$(19.7)	$(21.4)
____________________
Note: Dollars in millions, except where noted otherwise. Columns may not add due to rounding.
1 As restated. See the Company's Form 10-Q/A filed on May 3, 2016 for additional information.

Reconciliation of Segment Profit to Income/(Loss) Before Income Tax Expense

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015(1)	2016	2015(1)
Retail segment	$6.5	$33.7	$74.3	$69.2
Institutional segment	1.0	2.4	4.0	8.0
Futures segment	1.4	1.0	4.1	3.3
Corporate and other	(5.6)	(7.0)	(19.7)	(21.4)
Segment Profit	3.3	30.1	62.7	59.1
Depreciation and amortization	3.5	2.9	10.2	7.6
Purchased intangible amortization	3.6	4.3	11.4	10.7
Acquisition expenses	—	0.2	—	2.7
Restructuring expenses	0.3	—	1.1	1.9
Integration expenses	0.6	10.7	2.5	23.1
Legal settlement	(0.2)	—	9.2	—
Bad debt related to SNB event	—	—	—	2.5
Acquisition contingent consideration adj.	—	—	—	(4.3)
Operating profit/(loss)	$(4.5)	$12.0	$28.3	$14.9
Interest expense on long term borrowings	2.6	2.6	7.8	6.6
Income/(Loss) before income tax expense	$(7.2)	$9.4	$20.5	$8.2

____________________
Note: Dollars in millions, except where noted otherwise. Columns may not add due to rounding.
1 As restated. See the Company's Form 10-Q/A filed on May 3, 2016 for additional information.

Forward-Looking Statements:
In addition to historical information, this earnings release contains "forward-looking" statements that reflect management's expectations for the future. A variety of important factors could cause results to differ materially from such statements. These factors are noted throughout GAIN Capital's annual report on Form 10-K/A for the year ended December 31, 2015, as filed with the Securities and Exchange Commission on May 2, 2016, and include, but are not limited to, the actions of both current and potential new competitors, fluctuations in market trading volumes, financial market volatility (including volatility levels resulting from market drivers such as Brexit, global interest rate uncertainty and the U.S. elections that differ from our expectations), evolving industry regulations, errors or malfunctions in GAIN Capital’s systems or technology, rapid changes in technology, effects of inflation, customer trading patterns, the success of our products and service offerings, our ability to continue to innovate and meet the demands of our customers for new or enhanced products, our ability to successfully integrate assets and companies we have acquired, our ability to effectively compete, changes in tax policy or accounting rules, fluctuations in foreign exchange rates and commodity prices, adverse changes or volatility in interest rates, as well as general economic, business, credit and financial market conditions, internationally or nationally, and our ability to continue paying a quarterly dividend in light of future financial performance and financing needs. The forward-looking statements included herein represent GAIN Capital’s views as of the date of this release. GAIN Capital undertakes no obligation to revise or update publicly any forward-looking statement for any reason unless required by law.